Exhibit 4.4

JUCESP PROTOCOL

0.981.087/19-0

SECOND AMENDMENT TO THE PRIVATE INSTRUMENT OF INDENTURE OF THE TENTH (10th) ISSUE OF SIMPLE, NON-CONVERTIBLE, UNSECURED DEBENTURES IN UP TO FOUR SERIES, FOR PUBLIC DISTRIBUTION WITH RESTRICTED DISTRIBUTION EFFORTS, OF NATURA COSMÉTICOS S.A.

By this private instrument,

(a)    NATURA COSMÉTICOS S.A., a joint-stock company, registered as a publicly-held company before the Brazilian Securities Commission (“CVM”), with its principal place of business in the city of São Paulo, State of São Paulo, at Avenida Alexandre Colares, n° 1188, Vila Jaguara, CEP 05106-000, enrolled in the National Register of Legal Entities (“CNPJ/ME”) under No. 71.673.990/0001-77, with its articles of incorporation filed with the Commercial Registry of the State of São Paulo (“JUCESP”) under State Registration (NIRE) No. 35.300.143.183, herein represented pursuant to its bylaws (“Issuer”);

and, on the other part

(b)    SIMPLIFIC PAVARINI DISTRIBUIDORA DE TÍTULOS E VALORES MOBILIÁRIOS LTDA., a limited liability company, acting through its branch, located in the city of São Paulo, State of São Paulo, at Rua Joaquim Floriano, nº 466, Bloco B, sala 1.401, Itaim Bibi, CEP 04534-002, enrolled in the CNPJ/ME under No. 15.227.994/0004-01, as representative of the debenture holders contemplated by this issue (“Debenture Holders”), herein represented by its legal representative duly authorized and identified on the respective signature page of this instrument (“Trustee”);

Issuer and Trustee are jointly referred to as “Parties” and, individually, as “Party”.

WHEREAS:

(i)    the Parties entered into, on July 22, 2019, a “Private Instrument of Indenture of the Tenth (10th) Issue of Simple, Non-Convertible, Unsecured Debentures, in up to Four Series, for Public Distribution with Restricted Distribution Efforts, of Natura Cosméticos S.A.” (“Initial Issue Indenture”), which was duly filed with JUCESP under No. ED003002-8/000, on July 29, 2019;

(ii)    the Parties entered into, on August 21, 2019, the “First Amendment to the Private Instrument of Indenture of the Tenth (10th) Issue of Simple, Non-Convertible, Unsecured Debentures, in up to Four Series, for Public Distribution with Restricted Distribution Efforts, of Natura Cosméticos S.A.” (First Amendment” and, jointly with the Initial Issue Indenture, “Issue Indenture”), which was duly registered before JUCESP under No. ED003002-8/001, in a session held on August 29, 2019, so as to reflect the result of the Bookbuilding Procedure (as defined in the Issue Indenture);

(iii)    the Issue, as well as the execution of the Issue Indenture and the Second Amendment (as defined below) were approved at a Board of Directors’ Meeting of Issuer held on July 22, 2019, the minutes of which were duly registered at JUCESP under No. 411.241/19-9, on July 29, 2019 (“BoD Meeting”);

(iv)    the minutes of the BoD Meeting were published in the Official Gazette of the State of São Paulo and in newspaper “Valor Econômico” on July 24, 2019;

(v)    as set out in the Issue Indenture, on August 21, 2019, a Bookbuilding Procedure (as defined in the Issue Indenture) was conducted, wherein it was defined, together with the Professional Investors (as defined in the Issue Indenture), (i) the existence of each series and number of Debentures (as defined in the Issue Indenture) to be allocated in each series; and (ii) the First Series Compensatory Interest (as defined in the Issue Indenture), with the Parties authorized and required to execute an amendment to the Issue Indenture, pursuant to Clause 4.7.2 and 12.4.2 of the Issue Indenture, so as to reflect the result of the Bookbuilding Procedure, without the need for such purpose, of Issuer’s prior corporate approval, bearing in mind that the parameters for defining the First Series Compensatory Interest, as well as the existence of each series and the number of Debentures to be allocated in each series had already been resolved upon in the BoD Meeting;

(vi)    the First Amendment did not reflect correctly the number of the Third Series Debentures defined in the Bookbuilding Procedure, the Parties wish to amend the wording of Clauses 4.3.1 and 4.5.1 of the Issue Indenture, to rectify the number of Third Series Debentures;

(vii)    the First Amendment had a reference error in Clause 4.4.2 to rectify the numbers of the Clauses that should have been included in said Clause 4.4.2; and

(viii)    it is not necessary to conduct a General Debenture Holders Meeting (as defined in the Issue Indenture) to resolve upon the correction of material error, be it a crass error, a typing or arithmetical error, in line with the provisions set out in Clause 12.4.2 of the Issue Indenture;

NOW, THEREFORE, the Parties decide to amend the Issue Indenture, by means of this “Second Amendment to the Private Instrument of Indenture of the Tenth (10th) Issue of Simple, Non-Convertible, Unsecured Debentures, in up to Four Series, for Public Distribution with Restricted Distribution Efforts, of Natura Cosméticos S.A.” (“Second Amendment”), with the purpose of rectifying the number of Third Series Debentures, so as to correctly reflect the result of the Bookbuilding Procedure mentioned in Whereas clause (v) above, pursuant to Clause 4.7.1 of the Issue Indenture, by means of the following clauses and conditions.

Unless otherwise defined in this Second Amendment, any capitalized terms herein, be they in the singular or plural form, shall have the meaning ascribed thereto in the Issue Indenture, even if used thereafter.

CLAUSE I

AMENDMENTS

1.    Considering the need to correctly reflect the exact number of Debentures to be allocated in each series and the actual Total Issue Amount (as defined in the Issue Indenture) as per the result of the Bookbuilding Procedure, the Parties hereby decide to amend Clauses 4.3.1 and 4.5.1 of the Issue Indenture, which shall become effective with the following wording:

“4.3.1. The total Issue amount shall be one billion, five hundred and seventy-six million, four hundred and fifty thousand reais (BRL 1,576,450,000.00), on the Issue Date (as defined below) (“Total Issue Amount”).”

“4.5.1. One hundred and fifty-seven thousand, six hundred and forty-five (157,645) Debentures shall be issued, which shall include the issue of (i) forty thousand (40,000) First Series Debentures; (ii) nine thousand, five hundred e seventy (9,570) Second Series Debentures; (iii) sixty-eight thousand, six hundred and twenty-three (68,623) Third Series Debentures and (iv) thirty-nine thousand, four hundred and fifty-two (39,452) Fourth Series Debentures, as per the demand verified in the Bookbuilding Procedure.”

2.    Bearing in mind the reference error in Clause 4.4.2 transcribed in Clause 1.3 of the First Amendment, the Parties decide to amend the text of said Clause 1.3 of the First Amendment, specifically in the main section of said Clause 4.4.2., which shall become effective with the following wording:

““4.4.2. Subject to the provisions in item 4.4.1 above and the possibility of partial distribution, in accordance with item 4.6.3 below, the Debentures were allocated among the series so as to meet the demand verified during the Bookbuilding Procedure, with due regard to the following:”“

CLAUSE II

MISCELLANEOUS

2.1.    Any terms and conditions of the Issue Indenture not expressly amended by this Second Amendment are hereby ratified and remain in full force and effect.

2.2.    Issuer represents and warrants, individually, that the representations made in Clause XI of the Issue Indenture remain true, correct and fully valid and effective on the execution date of this Second Amendment.

2.3.    This Second Amendment shall be filed with JUCESP, as set out in article 62, paragraph 3, of Law No. 6,404, of December 15, 1976, within five (5) Business Days counted as of its execution. Issuer undertakes to provide Trustee with one (1) original counterpart of this Second Amendment, duly filed with JUCESP, within five (5) Business Days, counted as of the date of such filing.

2.4.    If any of the provisions in this Second Amendment is deemed null, invalid or ineffective, all other provisions not affected by such judgment shall prevail, and the

Parties undertake, in good faith, to replace the affected provision with another which, to the extent possible, produces the same effect.

2.5.    This Second Amendment, the Issue Indenture and the Debentures constitute extrajudicial enforcement instruments, pursuant to items I and III of article 784 of Law No. 13,105, of March 16, 2015, as amended (“Code of Civil Procedure”), it being certain that the Parties hereby acknowledge, regardless of any other applicable measures, that the obligations assumed in accordance with this Second Amendment, with the Issue Indenture and the Debentures are subject to specific enforcement, being subject to the provisions of articles 815 et seq. of the Code of Civil Procedure, without prejudice to the right to declare the early maturity of the Debentures, pursuant to this Second Amendment.

2.6.    Issuer shall bear all registration and filing costs of this Second Amendment in accordance with the terms defined in the Issue Indenture.

2.7.    This Second Amendment shall be governed by the laws of the Federative Republic of Brazil.

2.8.    The courts in the Judicial District of the Capital City of the State of São Paulo are hereby elected to settle any doubts or disputes arising out of this Second Amendment, with the exclusion of any other court, however privileged it may be.

In witness whereof, the Parties execute this Second Amendment, in three (3) counterparts of equal form and content, together with the two undersigned witnesses.

São Paulo, September 3, 2019

(The remainder of this page was intentionally left blank)

(The signatures are on the following pages)

SIGNATURE PAGE 1/3 OF THE SECOND AMENDMENT TO THE PRIVATE INSTRUMENT OF INDENTURE OF THE (TENTH) 10th ISSUE OF SIMPLE, NON-CONVERTIBLE, UNSECURED DEBENTURES IN UP TO FOUR SERIES, FOR PUBLIC DISTRIBUTION WITH RESTRICTED DISTRIBUTION EFFORTS, OF NATURA COSMÉTICOS S.A.

NATURA COSMÉTICOS S.A.

[signature]	[signature]
Name: [Stamp of Otavio Tescari – Treasury Officer]	Name: [Stamp of Marco Aurélio F. R. de Oliveira - Treasury Manager]
ID (RG) No.:	ID (RG) No.:
Individual Taxpayers Register (CPF)	Individual Taxpayers Register (CPF):

SIGNATURE PAGE 2/3 OF THE SECOND AMENDMENT TO THE PRIVATE INSTRUMENT OF INDENTURE OF THE (TENTH) 10th ISSUE OF SIMPLE, NON-CONVERTIBLE, UNSECURED DEBENTURES IN UP TO FOUR SERIES, FOR PUBLIC DISTRIBUTION WITH RESTRICTED DISTRIBUTION EFFORTS, OF NATURA COSMÉTICOS S.A.

SIMPLIFIC PAVARINI DISTRIBUIDORA DE TÍTULOS E VALORES MOBILIÁRIOS LTDA.

[signature]
Name: [Stamp of Pedro Paulo [illegible] Oliveira – CPF: 060.883.727-02]
ID (RG) No.:
Individual Taxpayers Register (CPF):

SIGNATURE PAGE 3/3 OF THE SECOND AMENDMENT TO THE PRIVATE INSTRUMENT OF INDENTURE OF THE (TENTH) 10th ISSUE OF SIMPLE, NON-CONVERTIBLE, UNSECURED DEBENTURES IN UP TO FOUR SERIES, FOR PUBLIC DISTRIBUTION WITH RESTRICTED DISTRIBUTION EFFORTS, OF NATURA COSMÉTICOS S.A.

WITNESSES:

[signature]	[signature]
Name: [Stamp of Jair J. dos S. Campos Filho – CPF: 364.317.998-79]	Name: Meire Ferreira de Macedo
ID (RG) No.:	ID (RG) No.: 15.377.154
Individual Taxpayers Register (CPF)	Individual Taxpayers Register (CPF): 076.887.218-90

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